POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Philip Hester, Sr., his Attorney-in-Fact, with full power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign this Form 10-KSB and any amendment thereto, and to file the same, with exhibits thereto and such other documents in connection therewith, with the Federal Deposit Insurance Corporation, and hereby ratifies and confirms all that said Attorney-in-Fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

/s/ J. Philip Hester, Sr.
-------------------------
Chief Executive Officer, President and
Director (principal executive officer)
March 30, 2001


-----------------------
Director
March 30, 2001


/s/ Marcus C. Byrd, Jr.
-----------------------
Director
March 30, 2001


/s/ Glennon C. Grogan
---------------------
Director
March 30, 2001


/s/ James H. Grogan
-------------------
Secretary and Director
March 30, 2001

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
/s/ Robert W. Coile
-------------------
Chief Financial Officer (principal accounting officer)
March 30, 2001

/s/ Andrew M. Head
------------------
Director
March 30, 2001

/s/ Bruce T. Howard
-------------------
Director
March 30, 2001

/s/ David E. Johnson
--------------------
Director
March 30, 2001

/s/ William A. McRae
--------------------
Director
March 30, 2001

/s/ Kim Mills
-------------
Director
March 30, 2001

/s/ Russell M. Wallace
----------------------
Chairman of the Board of Directors
March 30, 2001

/s/ James W. Walden
-------------------
Director
March 30, 2001

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